U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 25, 2019
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Items
As previously disclosed, on May 5, 2017, the Board of Directors (the "Board") of the Company adopted a Tax Asset Protection Plan (the "Plan") in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses and general business credit carry-overs (collectively, the "Tax Attributes") to reduce potential future federal income tax obligations. If the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding common stock ("Common Stock") without the approval of the Board. The Board may, in its sole discretion, exempt any person from triggering the shareholder rights described in the Plan.
As previously disclosed, on April 6, 2018, the Board approved the First Amendment to the Tax Asset Protection Plan (the "First Amendment") that amended the Plan. The First Amendment amended the definition of "Final Expiration Date" under the Plan to extend the duration of the Plan and made associated changes in connection therewith. The Company received stockholder approval of the First Amendment at the Company's 2018 annual meeting. Pursuant to the First Amendment, the Final Expiration Date became the close of business on December 31, 2019.
As previously disclosed, on April 5, 2019, the Board approved the Second Amendment to the Tax Asset Protection Plan (the "Second Amendment") that amended the Plan. The Second Amendment amended the definition of "Final Expiration Date" under the Plan to further extend the duration of the Plan and made associated changes in connection therewith. The Company received stockholder approval of the Second Amendment at the Company's 2019 annual meeting. Pursuant to the Second Amendment, the Final Expiration Date became the close of business on December 31, 2020.
Gilbert Li, a director of the Company, is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company ("Alta"). Alta currently beneficially owns approximately 9.9% of the Company's outstanding Common Stock, as it was granted an exemption under the Plan in November 2018 for up to 10.0%, as previously disclosed. Alta has requested an exemption under the Plan for the acquisition or ownership of outstanding common stock of the Company (the "Alta Exemption Request") in order that it may purchase additional shares of Common Stock without triggering the shareholder rights described in the Plan for up to 12.0%.
On November 25, 2019, the Board, with Mr. Li abstaining, and the Audit Committee of the Board, approved the Alta Exemption Request and the related party transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 2, 2019

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

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